                                                                    Exhibit 10.8

                               LICENSE AGREEMENT
                               -----------------


          Whereas, Cynthia P. Walters ("Licensor"), a citizen of the United States, residing at 303 Brighton Road, Anderson, South Carolina 29621, owns United States Letters Patent No. 4,695,385 entitled Dialyzer Reuse System issued on September 22, 1987 ("The Patent") and has the sole right to exclude others from making, using or selling the invention of said patent ("The Invention"); and

          Whereas, Aksys Ltd., ("Licensee"), an Illinois Corporation located at 816 Fair Way, Libertyville, Illinois 60048, is desirous of obtaining rights arising from the Patent;

          Now, therefore, in consideration of the covenants, undertakings and agreements herein, Licensor and Licensee agree as follows:


                                  ARTICLE ONE
                                  -----------
                                Grant of Rights
                                ---------------

          1.01 Licensor grants to Licensee the exclusive right to incorporate the Invention into an integrated assembly that also includes a system for hemodialysis ("Licensed Product").

          1.02 This grant is solely for the incorporation of the Invention into an integrated assembly that also includes a hemodialysis system.

          1.03 This grant does not give licensee any right to make, sell, or use the Invention other than in an integrated assembly that also includes a hemodialysis system.

          1.04 The exclusivity of this grant does not pertain to the existing product of Licensor identified as product number HR3000 as previously sold by Colorado Medical, Inc. and currently maintained by Servall Corp.

          1.05 This license includes the grant buy Licensor to Licensee of the right to sublicense the Patent Rights to third parties, subject to consent of Licensor. Licensor shall exercise good faith in granting or denying consent. Licensee agrees that sublicensees shall execute a sublicense agreement which effectively binds them to the terms and provisions of this Agreement. Licensee also guarantees the royalties payable to Licensor by such sublicensees, which royalties will be identical to the royalties due Licensor by Licensee.

          This license is granted subject to the terms and conditions enumerated henceforth.

                                  ARTICLE TWO
                                  -----------
                                   Duration
                                   --------

          This Agreement and the rights granted hereunder shall become effective as of the date hereof and shall continue in force for so long as the Patent is in effect and has not expired. Payment of royalties that have accrued prior to the expiration of this Agreement are still owed.


                               Licensee's Duties
                                 ARTICLE THREE
                                 -------------
                      Royalty Fee and Minimum License Fee
                      -----------------------------------

          3.01  Calculation of Royalty

          For and in consideration of the grant of the Invention as detailed in Article ONE by the Licensor to the Licensee under this Agreement, Licensee agrees to pay Licensor an initiation fee of $5000 which is due and owing 60 days following the closing of an agreement between Aksys Ltd. and independent investors stipulating the terms and conditions under which Aksys will be capitalized by said investors for the purpose of developing a prototype hemodialysis system and, a continuing royalty in the amounts of one tenth of one percent (0.1%) of the net entire revenue received by licensee from the sale or lease of Licensed Products. For purposes of this Agreement, net revenue shall be calculated by subtracting from the gross revenue received by Licensee from the sale or leasing of products incorporating the Invention, any and all credits issued by Licensee for products returned.

          3.02  Payment of Royalty

          (a) Within thirty (30) days after the end of each semiannual period ending on June 30th or December 31st commencing with the semiannual period during which this Agreement becomes effective, Licensee shall furnish to Licensor at the address specified in Article (13) thirteen a statement certified by a responsible official of the Licensee showing in a manner acceptable to
Licensor:

               (i) All Licensed Products that were sold or leased during the semiannual period

               (ii) the proceeds obtained through the sale or lease of said products

               (iii)  the amount of royalty payable thereon

               (iv) all reductions of royalty and all exclusions of royalty pursuant to section 3.01.

If no Licensed Product has been sold, leased or put into use during the semiannual period, then the statement shall show that fact.

          (b) If the accrued royalty payment for any semiannual period as calculated under Section 3.02(a) is less than $2500, then a minimum licensing fee of $2500 will be paid in lieu of the accrued royalty payment.

          (c) Within thirty (30) days after the end of each semiannual period ending on June 30th or December 31st, commencing with the semiannual period during which this Agreement becomes effective, Licensee shall pay in United States dollars to Licensor at the address specified in Section Thirteen the royalties or minimum license fee payable in accordance with Sections 3.01 or 3.02(b).

          (d) Overdue payments hereunder shall be subject to a late payment charge calculated at an annual rate of 2 percent (2%) over the prime rate or successive prime rates as posted at the Federal Reserve Bank in Chicago during delinquency. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.

          (e) Licensee agrees to keep records showing the sales of the Licensed Product disposed of under the License herein granted in sufficient detail to enable the royalties payable hereunder by Licensee to be determined, and further agrees to permit its books and records to be examined no more often than once per annum to the extent necessary to verify the reports provided for in Section 3.02(a), such examination to be made at the expense of the Licensor by an auditor appointed by Licensor who shall be acceptable to licensee, or, at the option and expense of Licensee, by a certified public accountant appointed by Licensor. If Licensor finds a discrepancy between the amount of royalty paid and the amount of royalty due, the discrepancy amount will be immediately paid to Licensor and if the amount of the discrepancy is greater than 15% of the actual previous payment, Licensee shall be required to pay for the review charges.

          (f) If no more than the minimum licensing fee as defined in Section 3.02(b) is paid for two (2) consecutive semiannual periods commencing with the 3rd semiannual period after the first Licensed Product is sold, Licensor will have the right to convert this Agreement into a non-exclusive license and to seek other Licensees for the patent rights. This conversion to a non-exclusive license will be made by the serving of written notice on Licensee by Licensor. Upon conversion to a non-exclusive license, Article 8 will be cancelled. The right to sub-license will also be cancelled but present sub-licensees will retain their sublicenses.

          (g) Under this agreement the Licensed Product shall be considered to be sold and royalties shall accrue when the Licensed Product is billed out, except that upon expiration or any termination of License, all shipments made on or prior to the day of such expiration or termination which have not been billed out prior thereto shall be considered as sold (and therefore subject to royalty). Royalties paid on the Licensed Product which are not accepted by the customer shall be credited to the Licensee.

                                 ARTICLE FOUR
                                 ------------
                           Identification of Patent
                           ------------------------

          Licensee must affix proper patent identification upon Licensed Products. Identification shall include that which is specified in 35 USC (S) 287 such as "US Patent No. 4,695,385."

                                 ARTICLE FIVE
                                 ------------
                            Mutual Confidentiality
                            ----------------------

          5.01 When either Licensor or Licensee transmits to the other information subject to a restriction on use or disclosure ("Confidential Information"), it will mark written material as "Confidential" and identify in writing confidential oral information as subject to Article Five of this Agreement.

          5.02 The receiving party shall utilize the same degree of care to prevent unauthorized use or disclosure of the disclosing party's Confidential Information as it employs with respect to its own business sensitive information of like nature. These efforts will include at a minimum maintaining security controls over reproduction and access to Confidential Information. The receiving party will obligate its employees and any other representatives to controls at least as strict as are required by this Agreement, and will return all records of Confidential Information upon request.

          5.03 Information shall not be considered Confidential Information if it:

          (a) is already known by the receiving party as evidenced by written records,

          (b) in the future is developed by the receiving party independently or is rightfully received from a third party; or

          (c) is or become publicly known or is furnished to a third party without restriction.

          5.04 Each party agrees not to use the other's confidential information for any purpose other than for the consultation regarding the Invention and Licensed Products. any other use of such confidential information shall be made only upon prior written consent from an authorized representative of the proprietor or pursuant to a subsequent agreement between the parties.

                               LICENSOR'S DUTIES
                                  ARTICLE SIX
                                  -----------
                                  Warranties
                                  ----------

          6.01 Licensor warrants that Licensor has full right, power and authority to enter into this agreement and grant all of the rights in the Patent herein granted.

          6.02 Licensee acknowledges and agrees that there are no warranties, guaranties, conditions, covenants, or representations by Licensor as to marketability, fitness for a particular purpose or other attributes, whether express or implied (in law or in fact), oral or written.

                                 ARTICLE SEVEN
                                 -------------
                               Maintenance Fees
                               ----------------

          7.01 Licensor shall be responsible for the payment of maintenance fees as required by the United States Patent and Trademark Office.

          7.02 Licensor is currently in the process of making a late maintenance fee payment on the patent, and expects such payment to be accepted. However, in the event the payment is not accepted by the United States Patent and Trademark Office, Licensor agrees to refund the initiation fee and any royalty payments made under Article Three, and this agreement will be considered void.

                              GENERAL PROVISIONS
                                 ARTICLE EIGHT
                                 -------------
                               Patent Litigation
                               -----------------

          8.01 Licensor may sue any infringer or defend any suit against Invention, shall have exclusive control of such suit, and bear all expenses thereof, and shall have the right to retain any recoveries therefrom. In the event either party is aware of any alleged or factual infringement of its exclusive grant, as detailed in Article One, of the Invention, that party shall notify the other of these facts. In the event that Licensor fails to commence such a suit or suits against any such infringer within thirty (30 days after written request by Licensee, then Licensee may sue, shall have exclusive control of such suit and bear all expenses thereof, as permitted by law, and shall have the right to retain any recoveries therefrom. Each party shall fully co-operate with the other in the initiation and prosecution of such infringement suit or suits, brought at the sole cost and expense of the party electing to commence the suit.

          8.02  Licensor shall be entitled to a royalty percentage as defined in
Section 3.01 of the net recovery awarded to Licensor pursuant to any infringement suit initiated by Licensee under Section 8.01. Net recovery will be calculated as gross recovery less attorney's fees and expenses.

                                 ARTICLE NINE
                                 ------------
                             Termination/Defaults
                             --------------------

          9.01 Licensee may cancel this Agreement at any time on thirty (30) days notice, subject to paying all royalties due and owing up through the termination of this Agreement.

          9.02 Notwithstanding the agreed term of this Agreement, should either party default in the diligent performance or the prompt payment of any obligation or liability under this Agreement and should the party in default not remedy the same, within ten (10) working days after its receipt of written notice thereof as to any Payment and thirty days after its receipt of written notice thereof as to performance of any other obligation, then the party not in default may elect to terminate this Agreement and to pursue any and all remedies available to it, including the remedy of specific performance and injunctive relief: provided, however, should the party in default of an act of performance (other than a payment of a liability) in good faith take reasonable measures to correct such default, including in the event of litigation, such steps as may be necessary to protect the rights of the parties to this Agreement from any adverse Judgement or order, then, so long as such party acts in good faith and with due dispatch to remedy such default in performance, and does remedy such default, the other party shall not have the right to terminate this Agreement.

          9.03  In the event that either party hereto:

          (a) ceases to do business for any reason or is subject to liquidation or dissolution by operation of law, court order or otherwise;

          (b) shall make an assignment of its assets for the benefit of creditors;

          (c) shall admit its insolvency or ask for an arrangement with creditors;

          (d) suffers a receiver, trustee or committee to take charge of any of its property or assets under any charge or lien upon such property or assets or for the benefit of creditors or,

          (e) any person acting under order or authority of any governmental authority or court shall take control of the assets, management or operation of the business of such party;

then this Agreement shall at the election of the other party be terminated immediately upon happening of any such event.

          9.04 Termination of this Agreement for any reason, including expiration of the term, shall not terminate any rights or obligations of the parties which are agreed herein to survive such termination.

          9.05 The waiver by either party of any right hereunder or which arises by reason of any failure or breach by the other party shall not be deemed as a waiver of any other breach or failure by said other party, whether of a similar nature or otherwise.

          9.06 If no more than the minimum license fee as defined in Section 3.02(b) is paid for two (2) consecutive semi-annual periods commencing with the first semi-annual period occurring five (5) years after the first licensed product is sold, Licensor shall have the right to terminate this agreement.

                                  ARTICLE TEN
                                  -----------
                                Indemnification
                                ---------------

          Licensee covenants to indemnify Licensor from all claims pertaining to the Patent and Licensed Product.

                                ARTICLE ELEVEN
                                --------------
                                 Sub-Contract
                                 ------------

          Licensee shall have the right to contract with suppliers and sub-contractors, for any goods, materials, equipment, components, parts or sub-assemblies, provided that Licensee shall at all times observe and enforce the requirements of Article Five.

                                ARTICLE TWELVE
                                --------------
                           Force Majeure Provisions
                           ------------------------

          The parties hereto shall not be liable for failure of performance hereunder if occasioned by war, either declared or undeclared, fire, flood, storm, interruption of transportation, embargo, accident, explosion, inability to procure or shortage of supply of materials, equipment, or production facilities, prohibition of import or export of the goods, governmental orders, regulations, restrictions, priorities or zoning, currency or trade restrictions, or by strike, lockout, or other labor troubles interfering with the production or transportation of goods or with the supply of raw materials entering into their production or any other cause beyond the control of the parties. Any suspension of performances by reason of this Article shall be limited to the period during which such cause or failure exists, but such suspension shall not affect the running of the term hereof.

                               ARTICLE THIRTEEN
                               ----------------
                                    Notice
                                    ------

          Every notice, demand, request and other communication given by a party under this Agreement shall be in writing and shall be delivered personally to the addressee thereof at its principal place of business, or sent certified or express mail, return receipt requested, or sent by telephone facsimile, receipt confirmed to the addressee thereof as follows:

               President
               Aksys Ltd.
               816 Fair Way
               Libertyville, IL 60048

               Cynthia P. Walters
               Servall Corp.
               P.O. Box 66
               Anderson, SC 29622
or to such other address or to such person as a party shall have last designated by written notice to the other, Notice shall not be defective for failure to send copies. Any notice, request or demand or other communication sent via certified or express mail shall be deemed to have been received by the addressee thereof five (5) days after the date of mailing thereof (excluding Saturday, Sunday, and legal holidays at the place of the addressee).

                               ARTICLE FOURTEEN
                               ----------------
                                 No Transfers
                                 ------------

          Licensee may not assign this Agreement to a third party. However, a change in the ownership of the capital shares of Licensee, which control the election of a majority of directors of Licensee, or the sale of substantially all the assets of Licensee, shall not be deemed an assignment and transfer of rights under this Agreement by Licensee.

                                ARTICLE FIFTEEN
                                ---------------
                         Choice of Law and Arbitration
                         -----------------------------

          This Agreement shall be governed by the internal laws of the State of Illinois. The parties agree that any dispute with respect to this Agreement shall be submitted to binding arbitration pursuant to the Illinois Uniform Arbitration Act in Chicago, Illinois, and under the rules and procedures of the American Arbitration Association before a panel of three arbitrators, that the arbitrators shall give a written finding of their decision which shall be final and binding upon the parties and shall be enforceable between them in any subsequent legal action or proceedings. The parties agree to submit to the Jurisdiction of the Courts (State and Federal) sitting in Chicago, Illinois.

                                ARTICLE SIXTEEN
                                ---------------
                                 Merger Clause
                                 -------------

          This Agreement constitutes the mutual understanding between Licensor and Licensee. All prior understandings arising from negotiations are merged into this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on this date.

3-10-93                               /s/ Cynthia P. Walters
- ------------------                    -----------------------------------
Date                                  Cynthia P. Walters

                                      Aksys Ltd.

4-1-93
- ------------------                    By: /s/ Rodney S. Kenley
Date                                    ---------------------------------
                                      Title:  President
                                            -----------------------------